                                                             Exhibit 3.6

                                   RESTATED BYLAWS

                                          OF

                                       qad.inc.






Originally adopted on: March 18, 1986
Amendments are listed on page i

                                   RESTATED BYLAWS

                                          OF

                                       qad.inc.


                                      AMENDMENTS
                                      ----------

                                                                  Date of
Section  Effect of Amendment                                      Amendment
-------  -------------------                                    ----------

All      Restatement                                            11/30/93

                                   RESTATED BYLAWS

                                          OF

                                       qad.inc.

                                  TABLE OF CONTENTS
                                  -----------------

                                                                            PAGE
                                                                            ----
ARTICLE I: OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

    Section  1: Principal Offices. . . . . . . . . . . . . . . . . . . .     1
    Section  2: Other Offices. . . . . . . . . . . . . . . . . . . . . .     1

ARTICLE II: SHAREHOLDERS' MEETINGS . . . . . . . . . . . . . . . . . . .     1

    Section  1: Place. . . . . . . . . . . . . . . . . . . . . . . . . .     1
    Section  2: Annual Meetings. . . . . . . . . . . . . . . . . . . . .     1
    Section  3: Special Meetings . . . . . . . . . . . . . . . . . . . .     2
    Section  4: Notice . . . . . . . . . . . . . . . . . . . . . . . . .     2
    Section  5: Waiver of Notice . . . . . . . . . . . . . . . . . . . .     3
    Section  6: Record Dates . . . . . . . . . . . . . . . . . . . . . .     3
    Section  7: Inspectors of Election . . . . . . . . . . . . . . . . .     4
    Section  8: Quorum . . . . . . . . . . . . . . . . . . . . . . . . .     4
    Section  9: Adjourned Meetings . . . . . . . . . . . . . . . . . . .     5
    Section 10: Voting . . . . . . . . . . . . . . . . . . . . . . . . .     5
    Section 11: Proxies. . . . . . . . . . . . . . . . . . . . . . . . .     5
    Section 12: Consent to Shareholder Action. . . . . . . . . . . . . .     6
    Section 13: Cumulative Voting for Election of Directors. . . . . . .     6

ARTICLE III: BOARD OF DIRECTORS. . . . . . . . . . . . . . . . . . . . .     6

    Section  l: Powers . . . . . . . . . . . . . . . . . . . . . . . . .     6
    Section  2: Number, Tenure and Qualifications. . . . . . . . . . . .     7
    Section  3: Regular Meetings . . . . . . . . . . . . . . . . . . . .     7
    Section  4: Special Meetings . . . . . . . . . . . . . . . . . . . .     7
    Section  5: Notice of Special Meetings . . . . . . . . . . . . . . .     8
    Section  6: Place of Meetings. . . . . . . . . . . . . . . . . . . .     8
    Section  7: Participation by Telephone . . . . . . . . . . . . . . .     8
    Section  8: Quorum . . . . . . . . . . . . . . . . . . . . . . . . .     8
    Section  9: Action at Meeting. . . . . . . . . . . . . . . . . . . .     8
    Section 10: Waiver of Notice . . . . . . . . . . . . . . . . . . . .     8
    Section 11: Action Without Meeting . . . . . . . . . . . . . . . . .     9
    Section 12: Removal. . . . . . . . . . . . . . . . . . . . . . . . .     9
    Section 13: Resignations . . . . . . . . . . . . . . . . . . . . . .     9
    Section 14: Vacancies. . . . . . . . . . . . . . . . . . . . . . . .     9
    Section 15: Compensation . . . . . . . . . . . . . . . . . . . . . .    10
    Section 16: Committees . . . . . . . . . . . . . . . . . . . . . . .    10
    Section 17: Meetings and Action of Committees. . . . . . . . . . . .    l0

                                  TABLE OF CONTENTS
                                  ------------------


                                                                            PAGE
                                                                            ----

ARTICLE IV: OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . .    11

    Section  l: Number and Term. . . . . . . . . . . . . . . . . . . . .    11
    Section  2: Inability to Act . . . . . . . . . . . . . . . . . . . .    11
    Section  3: Removal and Resignation. . . . . . . . . . . . . . . . .    11
    Section  4: Vacancies. . . . . . . . . . . . . . . . . . . . . . . .    11
    Section  5: Chairman of the Board. . . . . . . . . . . . . . . . . .    11
    Section  6: President. . . . . . . . . . . . . . . . . . . . . . . .    12
    Section  7: Vice President . . . . . . . . . . . . . . . . . . . . .    12
    Section  8: Secretary. . . . . . . . . . . . . . . . . . . . . . . .    12
    Section  9: Chief Financial Officer. . . . . . . . . . . . . . . . .    12
    Section 10: Salaries . . . . . . . . . . . . . . . . . . . . . . . .    13
    Section 11: Officers Holding More Than One Office. . . . . . . . . .    13

ARTICLE V: MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . .    13

    Section  1: Record Date and Closing of Stock Books . . . . . . . . .    13
    Section  2: Certificates For Shares. . . . . . . . . . . . . . . . .    13
    Section  3: Representation of Shares in Other Corporations . . . . .    14
    Section  4: Fiscal Year. . . . . . . . . . . . . . . . . . . . . . .    14
    Section  5: Annual Reports . . . . . . . . . . . . . . . . . . . . .    14
    Section  6: Amendments . . . . . . . . . . . . . . . . . . . . . . .    14
    Section  7: Interpretation . . . . . . . . . . . . . . . . . . . . .    14
    Section  8: Construction; Definitions. . . . . . . . . . . . . . . .    15
    Section  9: Liability of Directors . . . . . . . . . . . . . . . . .    15
    Section 10: Indemnification of Corporate Agents. . . . . . . . . . .    15
    Section 11: Indemnity Agreements . . . . . . . . . . . . . . . . . .    15
    Section 12: Insurance Indemnification. . . . . . . . . . . . . . . .    15
    Section 13: Indemnity Not Exclusive. . . . . . . . . . . . . . . . .    16

                                   RESTATED BYLAWS

                                          OF

                                       qad.inc.




                                 ARTICLE I -- OFFICES

         SECTION 1: PRINCIPAL OFFICES. The Board of Directors (the "Board") of the Corporation shall fix the location of the principal executive office of the Corporation at any place within or without the State of California.

         SECTION 2: OTHER OFFICES. The Corporation may also have offices at such other places as the Board may from time to time designate, or as the business of the Corporation may require.

                         ARTICLE II -- SHAREHOLDERS' MEETINGS

         SECTION 1: PLACE. All meetings of the shareholders shall be at any place within or without the State of California designated by the Board or by unanimous written consent of all the persons entitled to vote thereat, given either before or after the meeting. In the absence of any such designation, shareholders' meeting. shall be held at the principal executive office of the Corporation.

         SECTION 2: ANNUAL MEETINGS. The annual meeting of the shareholders shall be held each year on a date and at a time designated by the Board. The date so designated shall be within fifteen (15) months after the last annual meeting. At each annual meeting, there shall be elected a Board to serve during the ensuing year and until their successors are duly elected and qualified, and such other business shall be transacted as shall properly come before the meeting.

         If the annual meeting of the shareholders is not held as herein prescribed, the election of directors may be held at any meeting thereafter called pursuant to these Bylaws.

         SECTION 3: SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose whatsoever, unless otherwise prescribed by statute, may be called at any time by the Chairman of the Board, the President or by the Board, or by one or more shareholders holding not less than ten percent (10%) of the voting power of the Corporation.

         If a special meeting is called by any person or persons other than the Board, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, any Vice President or to the Secretary. The request shall also specify the time of the meeting which shall be not less than thirty-five (35) nor more than sixty (60) days after receipt to the request. The officer receiving the request shall forthwith cause notice to be given to the shareholders entitled to vote that a meeting will be held at the time specified. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time or notice requirements for shareholder meetings called by the Board.

         SECTION 4: NOTICE. Notice of meetings of the shareholders of the Corporation shall be given in writing to each shareholder entitled to vote, either personally or by first-class mail or other means of written communication, charges prepaid, addressed to the shareholder at his address appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. Notice of any such meeting of shareholders shall be sent to each shareholder entitled thereto not less than ten (10) no more than sixty (60) days before the meeting. Said notice shall state the place, date and hour of the meeting and, (a) in the case of special meetings, the general nature of the business to be transacted, and no other business may be transacted, or (b) in the case of annual meetings, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, and (c) in the case of any meeting at which directors are to be elected, the names of the nominees intended at the time of the mailing of the notice to be presented by management for election.

         If an action is proposed to be taken at any meeting for approval of
(i) a contract or transaction in which director has a direct or indirect financial interest, pursuant to Section 310 of the California Corporations Code (the "Code"), (ii) an amendment of the Articles of Incorporation, pursuant to
Section 902 of the Code, (iii) a reorganization of the corporation, pursuant to
Section 1201 of the Code, (iv) a voluntary dissolution of the corporation pursuant to Section 1900 of the Code, or (v) a dissolution distribution other than in accordance with the rights of any outstanding preferred shares, pursuant to Section 2007 of the Code, then the notice shall also state the general nature of that proposal.

         SECTION 5: WAIVER OF NOTICE. The transactions of any meeting of shareholders, however called and noticed, and whenever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof. Neither the business to be transacted at nor the purpose of any annual or special meeting of shareholders need be specified in any written waiver of notice or consent to the holding of such meeting or approval of the minutes thereof, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Article II, Section 4 of these Bylaws, the waiver of notice or consent or approval shall state the general nature of the proposal. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         SECTION 6: RECORD DATES. In the event the Board fixes a day for the determination of shareholders of record entitled to vote as provided in
Section 1 of Article V of these Bylaws, then, subject to the provisions of the Code, only persons in whose name shares entitled to vote stand on the stock records of the Corporation at the close of business on such day shall be entitled to vote.

         If no record date is fixed:

         The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held;

         The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is given; and

         The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

         A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days.

         SECTION 7: INSPECTORS OF ELECTION. Before any meeting of shareholders, the board of directors may appoint an inspector or inspectors of election to act at the meeting or its adjournment. If no inspector of election is so appointed, then the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint an inspector or inspectors of election to act at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting pursuant to the request of one (1) or more shareholders or proxies, then the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

         Such inspectors shall:

              1. determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

              2.   receive votes, ballots or consents;

              3. hear and determine all challenges and questions in any way arising in connection with the right to vote;

              4.   count and tabulate all votes or consents;

              5.   determine when the polls shall close;

              6.   determine the result; and

              7. do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

         SECTION 8: QUORUM. The presence in person or by proxy of the persons entitled to vote a majority of the shares entitled to vote at any meeting constitutes a quorum for the transaction of business. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but no other business may be transacted, except as provided in the next paragraph. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

         SECTION 9: ADJOURNED MEETINGS. Any shareholders' meeting may be adjourned from time to time by the vote of the holders of a majority of the voting shares present at the meeting either in person or by proxy. Notice of any adjourned meeting need not be given unless a meeting is adjourned for forty-five
(45) days or more from the date set for the original meeting.

         SECTION 10: VOTING. The voting at all meetings of shareholders need not be by ballot, but any qualified shareholder before the voting begins may demand a stock vote whereupon such stock vote shall be taken by ballot, each of which shall state the name of the shareholder voting and the number of shares voted by such shareholder, and if such ballot be cast by a proxy, it shall also state the name of such proxy.

         At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed in a writing subscribed by such shareholder and bearing a date not more than eleven (11) months prior to said meeting, unless the writing states that it is irrevocable and is held by a person specified in Section 705(e) of the Code, in which event it is irrevocable for the period specified in said writing.

         SECTION 11: PROXIES. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewritten telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person who executed it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked, or by a subsequent proxy executed by the person who executed the proxy, or by attendance at the meeting and the vote in person by the person who executed the proxy; or
(ii) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven
(11) months from the date of the proxy,
unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Code.

         SECTION 12: CONSENT TO SHAREHOLDER ACTION. Any action which may be taken at any meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that (i) unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval without a meeting by less than unanimous written consent shall be given as required by the Code, and (ii) directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

         Any written consent may be revoked by a writing received by the Secretary of the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

         SECTION 13: CUMULATIVE VOTING FOR ELECTION OF DIRECTORS. Provided the candidate's name has been placed in nomination prior to the voting and one or more shareholders has given notice at the meeting prior to the voting of the shareholder's intent to cumulate the shareholder's votes, every shareholder entitled to vote at any election for directors shall have the right to cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder shall think fit. The candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.

                          ARTICLE III -- BOARD OF DIRECTORS

         SECTION 1: POWERS. Subject to any limitations in the Articles of Incorporation or these Bylaws and to any provision of the Code requiring shareholder authorization or approval for a particular action, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by, or under the direction of, the Board. The Board may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised, under the ultimate direction of the Board.

         SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the Corporation shall be not less than three (3) nor more than seven (7). The exact number of directors shall be three (3) until changed, within the limits specified above, by a bylaw amending this Section 2, duly adopted by the Board or by the shareholders. The indefinite number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the Articles of Incorporation or by an amendment to this Bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the fixed number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote thereon. No amendment may change the stated maximum number of authorized directors to a number greater than two (2) times the stated minimum number of directors minus one (1).

         No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

         Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

         SECTION 3: REGULAR MEETINGS. A regular annual meeting of the Board shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board may provide for other regular meetings from time to time by resolution.

         SECTION 4: SPECIAL MEETINGS. Special meetings of the Board may be called at any time by the Chairman of the Board, the President or any Vice President or the Secretary or any two (2) directors, or one (1) director when one (1) director constitutes the entire Board. Written notice of the time and place of all special meetings of the Board shall be delivered personally or by telephone or telegraph to each director at least forty-eight (48) hours before the meeting, or sent to each director by first-class mail, postage prepaid, at least four (4) days before the meeting.

Such notice need not specify the purpose of the meeting. Notice of any meeting of the Board need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to such director.

         SECTION 5: NOTICE OF SPECIAL MEETINGS. Notice of the time and place of all special meetings of the Board shall be delivered personally or by telephone or telegraph to each director at least forty-eight (48) hours before the meeting, or sent to each director by first-class mail, postage prepaid, at least four (4) days before the meeting. Such notice need not specify the purpose of the meeting.

         SECTION 6: PLACE OF MEETINGS. Meetings of the Board may be held at any place within or without the State of California, which has been designated in the notice, or if not stated in the notice or there is no notice, the principal executive office of the Corporation or as designated by the resolution duly adopted by the Board.

         SECTION 7: PARTICIPATION BY TELEPHONE. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all numbers participating in such meeting can hear one another.

         SECTION 8: QUORUM. A quorum at all meetings of the board shall be a majority of the number of directors then in office, unless the authorized number of directors is one (1), in which case one (1) director constitutes a quorum. In the absence of a quorum, a majority of the directors present may adjourn any meeting to another time and place. If a meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

         SECTION 9: ACTION AT MEETING. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

         SECTION 10: WAIVER OF NOTICE. The transactions of any meeting of the Board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         SECTION 11: ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board may be taken without a meeting, if all members of the Board individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

         SECTION 12: REMOVAL. The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony.

         The entire Board or any individual director may be removed from office without cause by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of directors; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes cast were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected.

         In the event an office of a director is so declared vacant or in case the Board or any one or more directors be so removed, new directors may be elected at the same meeting.

         SECTION 13: RESIGNATIONS. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

         SECTION 14: VACANCIES. Except for a vacancy created by the removal of a director, all vacancies in the Board, whether caused by resignation, death or otherwise, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual, regular or special meeting of the shareholders. Vacancies created by the removal of a director may be filled only by approval of the shareholders. The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote.

         SECTION 15: COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board. This
Section 15 shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for those services.

         SECTION 16: COMMITTEES. The Board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of one (1) or more director(s), to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board in the management of the business and affairs of the Corporation, except with respect to (i) the approval of any action requiring shareholders' approval or approval of the outstanding shares,
(ii) the filling of vacancies on the Board or any committee, (iii) the fixing of compensation of directors for serving on the Board or a committee, (iv) the adoption, amendment or repeal of Bylaws, (v) the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable, (vi) a distribution to shareholders, except at a rate or in a periodic amount or within a price range determined by the Board, and (vii) the appointment of other committees of the Board or the members thereof.

         SECTION 17: MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws dealing with meetings of directors, with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee. Special meetings of committees may also be called by resolution of the Board, and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws.

                                ARTICLE IV -- OFFICERS

         SECTION 1: NUMBER AND TERM. The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, a Chief Financial Officer, and, if the Board so desires, one or more Vice Presidents, all of which shall be chosen by the Board. In addition, the Board may appoint such other officers as may be deemed expedient for the proper conduct of the business of the Corporation, each of whom shall have such authority and perform such duties as the Board may from time to time determine. The officers to be appointed by the Board shall be chosen annually at the regular meeting of the Board held after the annual meeting of shareholders and shall serve at the pleasure of the Board. If officers are not chosen at such meeting of the Board, they shall be chosen as soon thereafter as shall be convenient. Each officer shall hold office until his successor shall have been duly chosen or until his removal or resignation.

         SECTION 2: INABILITY TO ACT. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select.

         SECTION 3: REMOVAL AND RESIGNATION. Any officer chosen by the Board may be removed at any time, with or without cause, by the affirmative vote of a majority of all the members of the Board.

         Any officer chosen by the Board may resign at any time by giving written notice of said resignation to the Corporation. Unless a different time is specified therein, such resignation shall be effective upon its receipt by the Chairman of the Board, the President, the Secretary or the Board.

         SECTION 4: VACANCIES. A vacancy in any office because of any cause may be filled by the Board for the unexpired portion of the term.

         SECTION 5: CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the Chief Executive Officer of the Corporation and when present, shall preside at all meetings of the shareholders and the Board. He shall perform such duties and possess such powers as are usually vested in the office of the Chief Executive Officer. If the Board appoints a Vice-Chairman of the Board, he shall in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him by the Board.

         SECTION 6: PRESIDENT. The President shall be the general manager and chief operating officer of the Corporation. Subject to the control of the Board, the President shall have general supervision of the affairs of the Corporation, shall sign or countersign or authorize another officer to sign all certificates, contracts, and other instruments of the Corporation as authorized by the Board, shall make reports to the Board and shareholders, and shall perform all such other duties as are incident to such office or are properly required by the Board.

         SECTION 7: VICE PRESIDENT. In the absence of the President, or in the event of such officer's death, disability or refusal to act, the Vice President, if any, or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their selection, or in the absence of any such designation, then in the order of their selection, shall perform the duties of the President, and when so acting, shall have all the powers and be subject to all restrictions upon the President. Each Vice President shall have such powers and discharge such duties as may be assigned from time to time by the President or by the Board.

         SECTION 8: SECRETARY. The Secretary shall see that notices for all meetings are given in accordance with the provisions of these Bylaws and as required by law, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to such office, or as are properly required by the President or by the Board.

         The Assistant Secretary or the Assistant Secretaries, if any, in the order of their seniority, shall, in the absence or disability of the Secretary, or in the event of such officer's refusal to act, perform the duties and exercise the powers and discharge such duties as may be assigned from time to time by the President or by the Board.

         SECTION 9: CHIEF FINANCIAL OFFICER. The Chief Financial Officer may also be designated by the alternate title of "Treasurer." The Chief Financial Officer shall have custody of all moneys and securities of the Corporation and shall keep regular books of account. Such officer shall disburse the funds of the Corporation in payment of the just demands against the Corporation, or as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Board from time to time as may be required of such officer, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation. Such officer shall perform all duties incident to such office or which are properly required by the President or by the Board.

         The Assistant Chief Financial Officer or the Assistant Chief Financial Officers, if any, in the order of their seniority, shall, in the absence or disability of the Chief Financial Officer, or in the event of such officer's refusal to act, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such powers and discharge such duties as may be assigned from time to time by the President or by the Board.

         SECTION 10: SALARIES. The salaries of the officers shall be fixed from time to time by the Board and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

         SECTION 11: OFFICERS HOLDING MORE THAN ONE OFFICE. Any two or more offices may be held by the same person.



                              ARTICLE V -- MISCELLANEOUS

         SECTION 1: RECORD DATE AND CLOSING OF STOCK BOOKS. The Board may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to receive payment of any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any other lawful action. The record date so fixed shall not be more than sixty (60) nor less than ten (10) days prior to the date of the meeting or event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

         The Board may close the books of the Corporation against transfers of shares during the whole or any part of a period of not more than sixty (60) days prior to the date of a shareholders' meeting, the date when the right to any dividend, distribution, or allotment of rights vests, or the effective date of any change, conversion or exchange of shares.

         SECTION 2: CERTIFICATES FOR SHARES. Certificates of stock shall be issued in numerical order and each shareholder shall be entitled to a certificate signed in the name of the Corporation by the President or a Vice President, and the Chief Financial Officer, the Secretary or, if any, an Assistant Secretary, certifying to the number of shares and the class or series of shares owned by such shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue. Prior to the due presentment for registration of transfer in the stock transfer book of the Corporation, the registered owner shall be treated as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, except as expressly provided otherwise by the laws of the State of California. Notwithstanding anything herein contained to the contrary, certificates for shares issued pursuant to the Corporation's 1994 Stock Purchase Plan or the Corporation's 1994 Stock Award Plan shall be delivered to the trustee, escrow agent or other designated party named pursuant to the relevant Plan in accordance with such Plan.

         SECTION 3: REPRESENTATION OF SHARES IN OTHER CORPORATIONS. Shares of other Corporations standing in the name of this Corporation may be voted or represented and all incidents thereto may be exercised on behalf of the Corporation by the President or any Vice President and the Chief Financial Officer or the Secretary or an Assistant Secretary.

         SECTION 4: FISCAL YEAR. The fiscal year of the Corporation shall end on such date as determined by the Board.

         SECTION 5: ANNUAL REPORTS. So long as the Corporation shall have fewer than one hundred (100) shareholders of record, the Annual Report to shareholders, described in the Code, is expressly waived and dispensed with to the extent permitted by law.

         SECTION 6: AMENDMENTS. Bylaws may be adopted, amended, or repealed by the affirmative vote or the written consent of a majority of the outstanding shares of the Corporation. Subject to the right of shareholders to adopt, amend, or repeal Bylaws, Bylaws may be adopted, amended, or repealed by the Board, except that a Bylaw amendment thereof changing the authorized number of directors may be adopted by the Board only if these Bylaws permit an indefinite number of directors and the Bylaw or amendment thereof adopted by the Board fixes the exact number of directors within the limits specified in these Bylaws.

         SECTION 7: INTERPRETATION. Reference in these Bylaws to any provision of the Code shall be deemed to include all amendments thereof.

         SECTION 8: CONSTRUCTION; DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Code shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a Corporation and a natural person.

         SECTION 9: LIABILITY OF DIRECTORS. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permitted under California law.

         SECTION 10: INDEMNIFICATION OF CORPORATE AGENTS. The Corporation shall indemnify its agent against liabilities to the maximum extent permitted by law. Without limiting the generality of the foregoing, the Corporation shall indemnify each of its agents against expenses, judgments, fines, settlements and other amounts, actually and reasonably incurred by such person by reason of such person's having been made or having threatened to be made a party to a proceeding in excess of the indemnification otherwise permitted by the provisions of Section 317 of the Code, subject to the limits on such excess indemnification set forth in Section 204 of the Code, and the Corporation shall advance the expenses reasonably expected to be incurred by such agent in defending any such proceeding upon receipt of the undertaking required by subdivision (f) of said Section 317. The terms "agent", "proceeding" and "expenses" made in this Section 9 shall have the same meaning as such terms in said Section 317.

         SECTION 11: INDEMNITY AGREEMENTS. The Board is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, including employee benefits plans, or any person who was a director, officer, employee or agent of a Corporation which was a predecessor Corporation of the Corporation or of another enterprise at the request of such predecessor Corporation, providing for indemnification rights equivalent to or, if the Board so determines and to the extent permitted by applicable law, greater than, those provided for in this
Article V.

         SECTION 12: INSURANCE INDEMNIFICATION. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation against any liability asserted against or incurred by such person in such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this
Article V.

    SECTION 13: INDEMNITY NOT EXCLUSIVE. The indemnification provided by this
Article V shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of shareholders or directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.

                               CERTIFICATE OF SECRETARY



         I, the undersigned, do hereby certify that:

              1. I am the duly elected, acting and qualified Secretary of qad.inc., a California corporation (the "Corporation").

              2. The attached Restated Bylaws, as duly adopted by the Board of Directors of the Corporation on November 30, 1993, comprising 15 pages, are the true and complete copy of the Bylaws of the Corporation as in effect on the date hereof.

         IN WITNESS WHEREOF, I have hereunto subscribed my name this 30 day of November, 1993.


                                                 /s/ Karl F. Lopker
                                            -----------------------------------
                                                 Karl F. Lopker, Secretary